As filed with the Securities and Exchange Commission on January 15, 2009

Registration No. 333-156724

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WAL-MART STORES, INC.

(Exact name of registrant as specified in its charter)

Delaware	71-0415188
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

702 S.W. 8th Street

Bentonville, Arkansas 72716

(479) 273-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

ANTHONY D. GEORGE, ESQ.

Associate General Counsel, Finance and Assistant Secretary

Wal-Mart Stores, Inc.

702 S.W. 8th Street

Bentonville, Arkansas 72716

479-273-4000

(Name, address, and telephone number,

including area code, of agent for service)

With copies to:

DUDLEY W. MURREY, ESQ. Andrews Kurth LLP 1717 Main Street, Suite 3700 Dallas, Texas 75201 214-659-4400	GLENN M. REITER, ESQ. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 212-455-2000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 of Wal-Mart Stores, Inc. (the “Company”) is being filed solely to replace the Consent of Independent Registered Public Accounting Firm attached as Exhibit 23.1 to the Company’s Form S-3 filed with the Securities and Exchange Commission on January 14, 2009 with the Consent of Independent Registered Public Accounting Firm attached hereto as Exhibit 23.1.

2

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.	EXHIBITS.

EXHIBIT NUMBER	DESCRIPTION OF DOCUMENT

1.1***	Form of Underwriting Agreement.

4.1	Indenture, dated as of July 19, 2005, between the Registrant and J.P. Morgan Trust Company, National Association, as Trustee (incorporated herein by reference from Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 (File No. 333-130569)).

4.2	First Supplemental Indenture, dated as of December 1, 2006, between the Registrant and The Bank of New York Trust Company, N.A., as successor-in-interest to J.P. Morgan Trust Company, National Association (incorporated herein by reference to Exhibit 4.6 from Post-Effective Amendment No. 1 to Registration Statement on Form S-3 of the Registrant (File No. 333-130569)).

4.3***	Forms of debt securities.

5.1**	Opinion of Andrews Kurth LLP with respect to the legality of the securities being registered.

8.1***	Tax Opinion (where required as to any specific offering of debt securities).

12.1	Ratio of Earnings to Fixed Charges (incorporated herein by reference from Exhibit 12.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2008).

23.1*	Consent of Ernst & Young LLP.

23.2**	Consent of Andrews Kurth LLP (included in Exhibit 5.1).

24.1**	Power of Attorney (included in signature pages hereto).

25.1**	Statement of Eligibility of Trustee on Form T-1.

*	Filed herewith.

**	Previously filed.

***	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bentonville, State of Arkansas, on January 15, 2009.

WAL-MART STORES, INC.

By:	/s/ THOMAS M. SCHOEWE
Name:	Thomas M. Schoewe
Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on the 15th day of January, 2009.

Signature	Title

*	Chairman of the Board of Directors and Director
S. Robson Walton

*	President, Chief Executive Officer and Director
H. Lee Scott, Jr.	(Principal Executive Officer)

/s/ THOMAS M. SCHOEWE	Executive Vice President and Chief Financial
Thomas M. Schoewe	Officer (Principal Financial Officer)

*	Senior Vice President and Controller (Principal
Steven P. Whaley	Accounting Officer)

*	Director
Aida M. Alvarez

*	Director
James W. Breyer

Director
M. Michele Burns

Director
James Cash, Jr., Ph.D.

Director
Roger C. Corbett

Director
Douglas N. Daft

Signature	Title

*	Director
Michael T. Duke

Director
David D. Glass

*	Director
Gregory B. Penner

*	Director
Allen I. Questrom

*	Director
Arne M. Sorenson

*	Director
Jim C. Walton

*	Director
Christopher J. Williams

Director
Linda S. Wolf

* By:	/s/ THOMAS M. SCHOEWE
Thomas M. Schoewe, as Attorney-in-Fact